UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 9, 2020
Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE
WOONSOCKET, RHODE ISLAND 02895
(Address of Principal Executive Offices) (Zip Code)

(401) 671-6550
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SUMR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 9, 2020, the Company held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below are the matters submitted at the Annual Meeting by the Board of Directors to a vote of the Company’s stockholders and the final results of the voting for each proposal.

Proposal 1: Election of Directors

Each of the following nominees for director was elected based on the following vote:

Nominee	For	Against	Abstained	Broker Non-Votes
Evelyn D’An	1,280,286	11,907	162	559,364

Robin Marino	1,291,453	740	162	559,364

Alan Mustacchi	1,256,180	12,262	23,913	559,364

Andrew Train	1,290,675	1,066	614	559,364

Stephen J. Zelkowicz	1,279,833	12,233	289	559,364

Proposal 2: Approval, on an Advisory Basis, of Named Executive Officer Compensation

The compensation of the Company’s named executive officers for 2019 was approved by a non-binding advisory vote based on the following vote:

For	Against	Abstained	Broker Non-Votes
1,279,045	12,510	800	559,364

Proposal 3: Approval, on an Advisory Basis, of the Frequency of Holding Future Advisory Votes on Named Executive Officer Compensation

The “one-year” option with respect to the frequency of holding future advisory votes on the compensation of the Company’s named executive officers was approved:

One Year	Two Years	Three Years	Abstained	Broker Non-Votes
961,573	209	327,883	2,690	559,364

Proposal 4: Ratification of Appointment of RSM US LLP as Independent Auditor

The appointment of RSM US LLP as the independent registered public accounting firm for the Company for the fiscal year ending January 2, 2021 was ratified based on the following vote:

For	Against	Abstained
1,847,450	3,312	957

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: September 10, 2020	By:	/s/ Edmund J. Schwartz
Edmund J. Schwartz
Chief Financial Officer